Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Fourth Quarter and Full Year 2016 Financial Results

Full Year 2016 Financial Highlights:

•	Revenues of $651.2 million, an increase of 3%

•	Net income of $12.0 million compared to $0.8 million in the prior year

•	EPS of $0.26 per diluted share compared to $0.02 in the prior year

•	Adjusted EBITDA of $56.2 million, an increase of 23%

•	Non-GAAP EPS of $0.36 compared to $0.20 in the prior year

•	Total project backlog of $1.5 billion, up 11%

•	Contracted backlog of $534.1 million, an increase of 37%

•	Assets in development of $228.3 million, an increase of 35%

FRAMINGHAM, MA - March 2, 2017 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2016. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Certain prior period results in this press release have been revised as the Company determined that it did not provide for the deferred tax liability and related income tax provision during the year ended December 31, 2015 related to the outside basis difference in its consolidated investment in an investment fund. See the section titled Revision of Previously Issued Financial Statements immediately following the Webcast Reminder below.

Management Commentary

“Ameresco executed on the growth strategy we outlined in 2016,” said George Sakellaris, Chairman and Chief Executive Officer.  “We invested in growing our share in new markets and increasing our penetration in existing markets.  We continued to build our portfolio of energy-producing assets, and we realized the benefits of our restructuring and reorganization initiatives from the prior year.”

Sakellaris continued, “We advanced our market leadership position via a differentiated approach to design, technology and innovation.  This is leading to larger projects which combine complex renewable energy technologies and comprehensive energy efficiency solutions. Our full-year results and the increase in our backlog reflect this focus, providing us with great visibility and momentum heading into 2017.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Fourth Quarter 2016

Revenues were $174.2 million, compared to $173.8 million. Gross profit included a loss for a non-core Canada project of $3.4 million in 2015. Net income was $3.3 million, compared to a net loss of $1.1 million in 2015. Net income included a $0.1 million expense attributable to redeemable non-controlling interest. Adjusted EBITDA, a non-GAAP financial measure, was $14.4 million, compared to $13.1 million. Net income per diluted share was $0.07, compared to net loss per diluted share of $0.02 in 2015. Non-GAAP EPS was $0.08, compared to $0.09.

Full Year 2016
Revenues were $651.2 million, compared to $630.8 million. Gross profit included a loss for a non-core Canada project of $6.6 million in 2015. Net income attributable to Ameresco, Inc. was $12.0 million, compared to net income of $0.8 million. Adjusted EBITDA was $56.2 million, compared to $45.9 million. Non-GAAP net income was $16.8 million, compared to $9.6 million. Net income per basic and diluted share was $0.26, compared to $0.02. Non-GAAP EPS was $0.36, compared to $0.20.

Additional Full Year 2016 Operating Highlights:

•	Project revenues were $454.2 million, an increase of 4.6%.

•	Revenues from other service offerings was $197.0 million, an increase of 0.3%.

•
Cash flows used in operating activities were $58.1 million, compared to $49.5 million in the prior period, and adjusted cash from operations, a non-GAAP financial measure, was $32.0 million, compared to $28.4 million.

•	Total project backlog was $1.49 billion as of December 31, 2016 and consisted of:

◦
$534.1 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

◦	$957.6 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were up 35.2% to $228.3 million.

FY 2017 Guidance
Ameresco expects to earn total revenue in the range of $665 million to $700 million in 2017. The Company also expects adjusted EBITDA for 2017 to be in the range of $60 million to $65 million and net income per diluted share to be in the range of $0.37 to $0.43 for 2017. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the SunEdison bankruptcy and our restructuring activities.

Share Repurchase Program
Ameresco's Board of Directors has authorized an increase in the Company’s share repurchase authorization to $15 million, up from $10 million, of the Company's Class A common stock. The Company has repurchased 1,298,418 shares for $6.3 million through December 31, 2016.
The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes.

Webcast Reminder

The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 58212980. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.

In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.

Revision of Previously Issued Financial Statements

As previously reported, Ameresco determined that it did not provide for the deferred tax liability and related income tax provision during the year ended December 31, 2015 related to the outside basis difference in its consolidated investment in an investment fund. As explained in note 2 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K being filed with the Securities and Exchange Commission tomorrow, the Company is revising its historical financial statements for the year 2015. As a result, 2015 was revised as follows: (i) total long term liabilities increased by $2.1 million as of December 31, 2015 as a result of increasing the deferred tax liability and retained earnings decreased by the same amount as of December 31, 2015, (ii) the income tax provision increased by $2.1 million for the year ended December 31, 2015 which resulted in an increase to net loss and a decrease of net income attributable to Ameresco, Inc. of the same amount for the year ended December 31, 2015, (iii) the basic and diluted net income per share attributable to Ameresco, Inc. decreased from $0.06 to $0.02, (iv) an increase in comprehensive loss, and comprehensive loss attributable to shareholders of $2.1 million for the year ended December 31, 2015, and (v) net loss increased and deferred income taxes decreased within the cash flows from operating activities by $2.1 million resulting in no change to cash flows from operating activities for the year ended December 31, 2015. The Company has determined that the impact on its previously issued financial statements was not material.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 4, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the U.S.

Securities and Exchange Commission on May 5, 2016. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,607	$21,645
Restricted cash	12,299	16,236
Accounts receivable, net	85,354	73,372
Accounts receivable retainage, net	17,465	21,454
Costs and estimated earnings in excess of billings	56,914	88,334
Inventory, net	12,104	13,223
Prepaid expenses and other current assets	11,732	11,745
Income tax receivable	406	2,151
Project development costs	9,180	15,538
Total current assets	226,061	263,698
Federal ESPC receivable	158,209	125,804
Property and equipment, net	5,018	5,328
Project assets, net	319,758	244,309
Goodwill	57,976	59,085
Intangible assets, net	3,931	6,770
Other assets	26,328	18,446
Total assets	$797,281	$723,440
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$19,292	$13,427
Accounts payable	126,583	114,759
Accrued expenses and other current liabilities	22,763	21,983
Billings in excess of cost and estimated earnings	21,189	28,744
Income taxes payable	775	810
Total current liabilities	190,602	179,723
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	140,593	100,490
Federal ESPC liabilities	133,003	122,040
Deferred income taxes, net	9,037	6,143
Deferred grant income	7,739	8,291
Other liabilities	15,154	18,854

Redeemable non-controlling interest	6,847	490

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2016 and 2015	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,706,866 shares issued and outstanding at December 31, 2016, 28,684,392 shares issued and outstanding at December 31, 2015	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2016 and 2015	2	2
Additional paid-in capital	112,926	110,311
Retained earnings	194,353	182,321
Accumulated other comprehensive loss, net	(6,591)	(5,228)
Less - treasury stock, at cost, 1,298,418 shares at December 31, 2016	(6,387)	—
Total equity	294,306	287,409
Total liabilities, redeemable non-controlling interest and equity	$797,281	$723,440

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$174,225	$173,768	$651,227	$630,832
Cost of revenues	138,208	143,536	516,883	513,768
Gross profit	36,017	30,232	134,344	117,064
Selling, general and administrative expenses	28,688	33,501	110,568	110,007
Operating income (loss)	7,329	(3,269)	23,776	7,057
Other expenses, net	2,448	607	7,409	6,765
Income (loss) before provision for income taxes	4,881	(3,876)	16,367	292
Income tax provision	1,498	2,789	4,370	4,976
Net income (loss)	3,383	(6,665)	11,997	$(4,684)
Net (income) loss attributable to redeemable non-controlling interest	(114)	5,528	35	5,528
Net income (loss) attributable to Ameresco, Inc.	$3,269	$(1,137)	$12,032	$844
Net income (loss) per share attributable to common shareholders:
Basic	$0.07	$(0.02)	$0.26	$0.02
Diluted	$0.07	$(0.02)	$0.26	$0.02
Weighted average common shares outstanding:
Basic	45,811,358	46,556,977	46,409,192	46,494,448
Diluted	45,907,120	46,556,977	46,493,477	47,664,895

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$11,997	$(4,684)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation of project assets	19,377	16,911
Depreciation of property and equipment	3,020	3,263
Amortization of deferred financing fees	1,503	1,139
Amortization of intangible assets	2,358	4,150
Provision for bad debts	4,833	4,102
Gain on sale of assets	—	(17)
Unrealized gain on interest rate swaps	(279)	(368)
Stock-based compensation expense	1,462	1,769
Deferred income taxes	2,867	4,086
Excess tax benefits from stock-based compensation arrangements	(99)	50
Unrealized foreign exchange loss	167	2,083
Changes in operating assets and liabilities:
Restricted cash	(5,423)	3,108
Accounts receivable	(12,002)	(4,472)
Accounts receivable retainage	3,875	(3,825)
Federal ESPC receivable	(116,753)	(73,243)
Inventory, net	1,118	(4,327)
Costs and estimated earnings in excess of billings	31,170	(22,904)
Prepaid expenses and other current assets	(98)	(3,369)
Project development costs	4,162	(4,581)
Other assets	(525)	(4,083)
Accounts payable, accrued expenses and other current liabilities	(2,239)	26,273
Billings in excess of cost and estimated earnings	(6,974)	10,674
Other liabilities	(3,578)	(2,444)
Income taxes payable	1,988	1,171
Cash flows from operating activities	(58,073)	(49,538)
Cash flows from investing activities:
Purchases of property and equipment	(2,807)	(1,343)
Purchases of project assets	(73,234)	(51,340)
Proceeds from sales of assets	—	854
Acquisitions, net of cash received	(3,575)	—
Cash flows from investing activities	(79,616)	(51,829)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	99	(50)
Payments of financing fees	(1,908)	(2,748)
Proceeds from exercises of options	1,054	1,153
Repurchase of common stock	(6,387)	—
Proceeds from senior secured credit facility, net	3,822	6,300
Proceeds from long-term debt financing	38,004	17,747
Proceeds from Federal ESPC projects	90,039	77,971
Proceeds from sale-leaseback financing	17,045	12,506
Non-controlling interest	—	(116)
Proceeds from investment by non-controlling interest, net	6,392	6,018
Restricted cash	3,155	(5,684)
Payments on long-term debt	(14,014)	(12,392)
Cash flows from financing activities	137,301	100,705
Effect of exchange rate changes on cash	(650)	(1,455)
Net decrease in cash and cash equivalents	(1,038)	(2,117)
Cash and cash equivalents, beginning of period	21,645	23,762
Cash and cash equivalents, end of period	$20,607	$21,645

Non-GAAP Financial Measures (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income (loss) attributable to Ameresco, Inc.	3,269	(1,137)	12,032	844
Impact of redeemable non-controlling interest	114	(5,528)	(35)	(5,528)
Plus: Income tax provision	1,498	2,789	4,370	4,976
Plus: Other expenses, net	2,448	607	7,409	6,765
Plus: Depreciation and amortization of intangible assets	6,523	6,353	24,755	23,858
Plus: Stock-based compensation	376	402	1,462	1,769
Plus: Restructuring and other charges	147	6,221	6,206	6,621
Plus: Non-Core Canada project loss	—	3,417	—	6,565
Adjusted EBITDA	$14,375	$13,124	$56,199	$45,870
Adjusted EBITDA margin	8.3%	7.6%	8.6%	7.3%

Non-GAAP net income and EPS:
Net income (loss) attributable to Ameresco, Inc.	$3,269	$(1,137)	$12,032	$844
Impact of redeemable non-controlling interest	114	(5,528)	(35)	(5,528)
Plus: Restructuring and other charges	147	6,221	6,206	6,621
Plus: Non-Core Canada project loss	—	3,417	—	6,565
Plus: Income Tax effect of adjustments	—	1,239	(1,430)	1,106
Non-GAAP net income of Ameresco, Inc.	$3,530	$4,212	$16,773	$9,608
Diluted net income (loss) per common share	0.07	(0.02)	0.26	0.02
Effect of adjustments to net income	$0.01	$0.11	$0.10	$0.18
Non-GAAP EPS of Ameresco, Inc.	$0.08	$0.09	$0.36	$0.20

Adjusted cash from operations:
Cash flows from operating activities	$(10,697)	$(16,919)	$(58,073)	$(49,538)
Plus: proceeds from Federal ESPC projects	24,964	16,125	90,039	77,971
Adjusted cash from operations	$14,267	$(794)	$31,966	$28,433

			December 31,
			2016	2015
			(Unaudited)	(Unaudited)
Project backlog:
Awarded(1)			$957,594	$955,842
Fully-contracted			534,082	390,364
Total project backlog			$1,491,676	$1,346,206
Assets in development			$228,300	$168,900
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2017
	Low	High
Operating income	$33,000	$37,000
Depreciation and amortization of intangible assets	26,000	26,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	$—	$—
Adjusted EBITDA	$60,000	$65,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
During the first quarter of 2016, we changed our calculation and presentation of adjusted EBITDA to exclude restructuring charges and losses related to a significant non-core project in Canada and during the third quarter of 2016, we changed our calculation and presentation of adjusted EBITDA in order to exclude charges related to a significant customer bankruptcy. We do not consider these items indicative of our core operating performance. Adjusted EBITDA and adjusted EBITDA margin for the prior periods have been recalculated to be presented on a comparable basis.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada and loss attributable to redeemable non-controlling interest. We consider non-GAAP net income to be an important indicator of our operational strength and performance of our business because it eliminates the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.